Exhibit 99.2

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

June 30, 2014

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013	F-2

Consolidated Statements of Income and Comprehensive Income for the three and six months ended June 30, 2014 and 2013	F-3

Consolidated Statements of Cash Flows for the six months ended June 30, 2014 and 2013	F-4

Notes to Consolidated Financial Statements	F-5 - 21

F-1

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2014	2013
	(UNAUDITED)	(AUDITED)
Assets

Current Assets
Cash and cash equivalents	$93,016	$323,123
Accounts receivable, net	438,760	511,484
Other receivable	68,855	-
Due from related parties	150,295	250,939
Security deposits	-	3,017
Other current assets	13,871	8,531
Current assets of discontinued operations	73,223	90,298
Total Current Assets	838,020	1,187,392

Furniture, fixture, and equipment, net	100,583	136,578
Security deposits	30,078	30,587
Intangible assets, net	37,681	49,255
Other assets	-	-
Deferred tax assets - noncurrent	-
Noncurrent assets of discontinued operations	-	-

Total Assets	$1,006,362	$1,403,812

Liabilities and Equity

Current Liabilities
Long-term debt, current	$515,690	$515,763
Accounts payable	177,303	478,805
Advance from customers	13,916	79,328
Accrued expenses	598,320	614,824
Due to related parties	733,427	6,510
Other current liabilities	10,247	5,988
Current liabilities of discontinued operations	83,680	92,028
Total Current Liabilities	2,132,583	1,793,246

Long-term debt	365,237	390,780
Total Liabilities	2,497,820	2,184,026

Equity
Capital stock - $1.00 par value
Authorized: 20,000,000 shares
Issued: 20,000,000 and 17,000,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively.	20,000,000	17,000,000
Discount on capital	(18,477,612)	(17,000,000)
Additional paid-in capital	1,178,816	1,178,816
Subscriptions received in advance	-	1,522,388
Accumulated deficit	(3,534,965)	(3,073,315)
Accumulated other comprehensive loss	(104,643)	(101,233)
Total Stockholders' deficit	(938,404)	(473,344)
Noncontrolling Interests	(553,054)	(306,870)
Total Deficit	(1,491,458)	(780,214)

Total Liabilities and Equity	$1,006,362	$1,403,812

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net revenue	$650,432	$720,467	$1,293,509	$1,378,075
Cost of revenue	(444,395)	(626,388)	(999,487)	(1,110,648)
Gross Profit	206,037	94,079	294,022	267,427

Selling expenses	(164,430)	(287,522)	(339,553)	(536,308)
General and administrative expenses	(341,249)	(415,200)	(638,068)	(998,152)
Total Operating Expense	(505,679)	(702,722)	(977,621)	(1,534,460)

Operating loss	(299,642)	(608,643)	(683,599)	(1,267,033)

Other income (expense)
Interest income	245	239	428	410
Interest expense	(6,222)	(6,087)	(12,181)	(13,120)
Other income (expense), net	(2,042)	252	(1,450)	871
Total Other Expense	(8,019)	(5,596)	(13,203)	(11,839)

Loss from continuing operations before income taxes	(307,661)	(614,239)	(696,802)	(1,278,872)
Income taxes	-	-	-	-
Loss from continuing operations	(307,661)	(614,239)	(696,802)	(1,278,872)
Loss from discontinued operations, net of income taxes	(25)	-	(8,637)	-

Net loss	(307,686)	(614,239)	(705,439)	(1,278,872)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	104,369	-	238,287	-
Net loss from discontinued operations	16	-	5,502	-
Total net loss attributable to noncontrolling interest	104,385	-	243,789	-

Net loss attributable to Worldwide Media Investments Corp.	(203,301)	(614,239)	(461,650)	(1,278,872)

Foreign currency translation gain (loss)	(23,916)	(5,755)	(5,805)	11,987
Comprehensive loss	(227,217)	(619,994)	(467,455)	(1,266,885)
Other comprehensive (income) loss attributable to noncontrolling interests	7,825	-	2,395	-
Comprehensive loss attributable to Worldwide Media Investments Corp.	$(219,392)	$(619,994)	$(465,060)	$(1,266,885)

Amount attributeable to common stockholders:
Net loss from continuing operations, net of income taxes	$(203,292)	$(614,239)	$(458,515)	$(1,278,872)
Net loss from discontinued operations, net of income taxes	(9)	-	(3,135)	-
Net loss attributable to common stockholders	$(203,301)	$(614,239)	$(461,650)	$(1,278,872)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to common stockholders	$(461,650)	$(1,278,872)
Loss from discontinued operations	3,135	-
Depreciation	30,565	76,076
Amortization	11,386	26,192
Foreign currency exchange loss	661	-
Loss on film costs	-	134,372
Loss from disposal of equipment	3,213	-
Net loss attributable to noncontrolling interests	(238,287)	-
Loss from lawsuit settlement	62,938	67,411
Adjustments to reconcile net loss to net cash provided by operating activities:
Decrease (increase) in accounts receivable	71,280	(34,870)
Increase in other receivable	(68,047)	-
Decrease (increase) in security deposits	3,445	(3,135)
Increase in other current assets	(5,381)	(40,627)
Increase in other assets	-	(23,310)
(Decrease) increase in accounts payable	(297,689)	11,319
(Decrease) increase in advance from customers	(64,617)	9,823
Decrease in accrued expenses	(78,453)	(1,024)
Increase in other current liabilities	4,751	2,808
Net cash used in continuing activities	(1,022,750)	(1,053,837)
Net cash used in discontinued operations	(33,577)	-
Net cash used in operating activities	(1,056,327)	(1,053,837)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	-	(28,839)
Net cash used in continuing activities	-	(28,839)
Net cash used in discontinued operations	-	-
Net cash used in investing activities	-	(28,839)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term loan	-	(337,057)
Repayments of current portion of long-term loan	(24,145)	(79,789)
Net proceeds from long-term loans	-	401,479
Cash released from commercial line of credit	-	50,659
Net proceeds from loans from related parties	819,642	1,049,765
Net cash provided by continuing activities	795,497	1,085,057
Net cash provided by discontinued operations	31,305	-
Net cash provided by financing activities	826,802	1,085,057

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(2,854)	(2,031)

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(232,379)	350
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS	(2,272)	-
NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS FROM CONTINUING OPERATIONS	(230,107)	350

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	323,123	66,098
CASH & CASH EQUIVALENTS, ENDING BALANCE	$93,016	$66,448

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$13,238	$13,120
NONCASH INVESTING AND FINANCING ACTIVITIES:
Debt conversion to paid-in capital	$-	$907,552

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1: NATURE OF OPERATIONS

Worldwide Media Investments Corp. (the “Company”) was incorporated in Anguilla on June 4, 2013 under the Anguilla International Business Companies Act, 2000. The Company is a holding company and has not carried out substantive business operations of its own. Mr. Alan Chen is the sole director and controlling beneficiary shareholder of the Company.

Nownews Network Co., Ltd, (“Nownews Network”) was incorporated in Taipei City, Taiwan on June 8, 2006. Nownews Network is a media company with operations in Taiwan. Nownews Network operates a news website and generates revenue from fees paid by advertisers in connection with the display of graphical and non-graphical advertisements. In addition, Nownews Network provides editing services of news articles, pictures, and videos, and sells the broadcasting rights of its news articles, pictures, and videos. Mr. Alan Chen is a director and former Chairman of Nownews Network.

In August 2013, Nownews Network established Nownews International Marketing Co., Ltd (“Nownews International”) as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of Nownews Network, and one other shareholder, own 10% and 35% of Nownews International, respectively. The primary business of Nownews International is to sell advertisement spaces in its own newspapers.

On December 27, 2013, the Board of Directors of Nownews Network approved the termination of operations of Nownews International. The results of Nownews International have been presented as discontinued operations in the consolidated statements of income and comprehensive income. Nownews Network has reclassified the assets and liabilities of the discontinued entity in the accompanied consolidated financial statements.

During September through December 2013, Sky Media Investments, Co., Ltd. (“Sky Media”), a company incorporated in Anguilla and a wholly-owned subsidiary of the Company, acquired 7,999,945 common shares (or 66.3%) of Nownews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of Nownews Network prior to the above transaction (the “Restructuring Transaction”).

The Company’s fiscal year ends on December 31st.

NOTE 2: GOING CONCERN

The Company’s unaudited consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had accumulated deficits of $3,534,965 and $3,073,315, and stockholders’ deficits of $938,404 and $473,344 as of June 30, 2014 and December 31, 2013, respectively. The net losses attributable to common stockholders of $461,650 and $1,278,872 for the six months ended June 30, 2014 and 2013, respectively. In addition, current liabilities exceed current assets by $1,294,563 and $605,854 as of June 30, 2014 and December 31, 2013, respectively, representing significant working capital deficits. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying unaudited consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) sales of the Company’s services, (3) short-term and long-term borrowings from banks, and (4) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

F-5

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and Nownews Network were entities under common control prior to the restructuring transaction, the Company has recast prior period financial statements to reflect the conveyance of Nownews Network to Sky Media as if the restructuring transaction had occurred as of January 1, 2013. All significant intercompany transactions and account balances have been eliminated.

The functional currency of Nownews Network and Nownews International is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of estimates and assumptions:

The preparation of the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the unaudited consolidated financial statements include depreciation, useful lives of property and equipment, deferred income taxes, useful life of intangible assets and contingencies. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the unaudited consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2014 and December 31, 2013, the Company has uninsured deposits in banks of approximately $0 and $222,553, respectively.

Accounts receivable:

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2014 and December 31, 2013, the Company assessed the allowance for doubtful accounts of $34,233 and $36,003, respectively.

Film costs:

In accordance with ASC 926, “Entertainment –Films” (“ASC 926”), Film Entertainment costs include capitalizable production costs, production overhead, interest, development costs and acquired production costs and are stated at the lower of cost, less accumulated amortization, or fair value. These costs, as well as participations and talent residuals, are recognized as operating expenses based on the ratio that gross revenues of the current period bear to management’s estimate of total ultimate gross revenues. Television production costs incurred in excess of the amount of revenue contracted for each episode in the initial market are expensed as incurred on an episode-by-episode basis. Estimates for initial syndication and basic cable revenues are not included in the estimated lifetime revenues of network series until such sales are probable. Television production costs incurred subsequent to the establishment of secondary markets are capitalized and amortized. Marketing costs and development costs under term deals are charged as operating expenses as incurred. Development costs for projects not produced are written-off at the earlier of the time the decision is made not to develop the story or after three years.

F-6

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Costs of film and television productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company's assumptions about how market participants would price the asset at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off.

As of December 31, 2013, the Company has incurred accumulated costs of film production in the amount of $134,321. The film has been completed but not released as of June 30, 2014. Because estimates of total revenues indicate that the film produced by the Company has a fair value that is less than its unamortized costs, management has assessed and recognized a loss on film costs of $134,321during the year ended December 31, 2013. There was no additional film costs incurred as of and for the six months ended June 30, 2014.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extends the life of property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Electronic Equipment	3 to 5 years
Computer Equipment	3 to 5 years
Office Equipment and Furniture	3 to 5 years
Leasehold Improvement	Lesser of term of the lease or the estimated useful lives of the assets

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets:

Intangible assets consist of software, trademark, and copyrights (see Note 6). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively.

F-7

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Revenue recognition:

Product and service revenue is recognized when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue. The Company recognizes revenue for product sales upon transfer of title to the customer.  The Company recognizes revenue for services upon performance of the service.  Customer purchase orders and/or contracts will generally be used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, will be used to verify product delivery or that services have been rendered.  The Company will assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Post-retirement and post-employment benefits:

Nownews Network adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, Nownews Network makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. Nownews Network has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $20,654 and $31,995 for the three months ended June 30, 2014 and 2013, respectively. The total amounts for such employee benefits, which were expensed as incurred, were $45,143 and $63,984 for the six months ended June 30, 2014 and 2013, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Foreign currency translation:

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains the books and records in its functional currency, being the primary currency of the economic environment in which its operations are conducted. For reporting purpose, the Company translates the assets and liabilities to U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet and is included as part of accumulated other comprehensive income. The functional currency of the Company and its subsidiaries in Taiwan is New Taiwan Dollars.

Statement of cash flows:

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to changes in assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both June 30, 2014 and December 31, 2013.

F-8

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At June 30, 2014 and 2013, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to the tax authority in Taiwan for years since incorporated.

Earnings per share (EPS):

Earnings per share is calculated in accordance with ASC 260. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock instruments were converted or exercised. Options and warrants are assumed to be exercised at the beginning of the period if the average stock price for the period is greater than the exercise price of the warrants and options. For the six months ended June 30, 2014 and 2013, no options or warrants were issued or outstanding.

Discontinued operations

Results of the Company’s discontinued entity have been presented in discontinued operations in the financial statements. See Note 1 and Note 13 for additional information.

Recent accounting pronouncements:

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt.

When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt.

When substantial doubt is raised but is not alleviated by management’s plans,, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply the following steps:

Step 1:  Identify the contract(s) with a customer.

Step 2:  Identify the performance obligations in the contract.

Step 3:  Determine the transaction price.

Step 4:  Allocate the transaction price to the performance obligations in the contract.

Step 5:  Recognize revenue when (or as) the entity satisfies a performance obligation.

F-9

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. For a public entity, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier. The Company has begun evaluating future impact of adopting this standard on the Company’s consolidated financial position and operating results.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20. A discontinued operation may include a component of an entity or a group of components of an entity, or a business or nonprofit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendments in this Update require an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. The amendments in this Update require a public business entity and a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update require all other entities to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update expand the disclosures about an entity’s significant continuing involvement with a discontinued operation. Those disclosures are required until the results of operations of the discontinued operation in which an entity retains significant continuing involvement are no longer presented separately as discontinued operations in the statement where net income is reported (or statement of activities for a not-for-profit entity). The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In January 2014, the FASB issued ASU 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill. The amendments in this Update allow an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in this Update should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. The disclosures required under this alternative are similar to existing U.S. generally accepted accounting principles (GAAP). However, an entity that elects the accounting alternative is not required to present changes in goodwill in a tabular reconciliation. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In December 2013, the FASB issued ASU 2013-12, “Definition of a Public Business Entity”. The Board has decided that it should proactively determine which entities would be within the scope of the Private Company Decision-Making Framework: A Guide for Evaluating Financial Accounting and Reporting for Private Companies (Guide). This will aim to minimize the inconsistency and complexity of having multiple definitions of, or a diversity in practice as to what constitutes, a nonpublic entity and public entity within U.S. generally accepted accounting principles (GAAP) on a going-forward basis. This Update addresses those issues by defining public business entity. The Accounting Standards Codification includes multiple definitions of the terms nonpublic entity and public entity. The amendment in this Update improves U.S. GAAP by providing a single definition of public business entity for use in future financial accounting and reporting guidance. The amendment does not affect existing requirements. There is no actual effective date for the amendment in this Update. However, the term public business entity will be used in Accounting Standards Updates which are the first Updates that will use the term public business entity. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

F-10

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2014. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

F-11

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4: ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	June 30, 2014	December 31, 2013
Accounts receivable	$472,993	$547,487
Less: Allowance for doubtful accounts	(34,233)	(36,003)
Accounts receivable, net	$438,760	$511,484

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	June 30,	December 31,
	2014	2013
Office equipment and furniture	$374,178	$374,680
Electronic equipment	149,531	149,732
Leasehold improvement	113,855	114,008
Computer equipment	75,356	81,368
	712,920	719,788
Less: Accumulated depreciation	(612,337)	(583,210)
	$100,583	$136,578

Depreciation expense for the three months ended June 30, 2014 and 2013 was $14,849 and $38,025, respectively. Depreciation expense for the six months ended June 30, 2014 and 2013 was $30,566 and $76,076, respectively.

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	June 30,	December 31,
	2014	2013
Copyrights	$946,933	$948,203
Software	27,180	27,215
Trademark	7,030	7,041
	981,143	982,459
Accumulated amortization	(943,462)	(933,204)
Intangible assets, net	$37,681	$49,255

Intangible assets amounted to $37,681 and $49,255 as of June 30, 2014 and December 31, 2013, respectively, mainly consisted of copyrights and software acquired, and trademark.

Copyrights

Copyrights mainly include the copyrights of multiple films and pictures acquired from June 2007 to October 2009, and during the six months ended June 30, 2014, with the total purchase amount of NT$28,284,903 (approximately $946,933). Copyrights are amortized based on their determined useful life, and tested annually for impairment. The amortization period ranges from 2 to 10 years. Amortization expense related to copyrights was $1,342 and $12,717 for the three months ended June 30, 2014 and 2013, respectively. Amortization expense related to copyrights was $7,084 and $25,592 for the six months ended June 30, 2014 and 2013, respectively.

F-12

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

For the three months ended June 30, 2014 and 2013, total amortization expense amounted to $3,499 and $12,962, respectively. For the six months ended June 30, 2014 and 2013, total amortization expense amounted to $11,386 and $26,192, respectively.

Estimated amortization for the next five years and thereafter is as follows:

As of June 30,	Amount
2015	$14,049
2016	14,050
2017	6,148
2018	3,284
2019	150
Thereafter	-
$37,681

NOTE 7: BANK LOANS

Long-term debt

Long-term debt consists of the following:

	June 30,	December 31,
	2014	2013
Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.75% per annum, the term started April 9, 2013 with the maturity date October 9, 2014 (a), secured by a property owned by a Director of Nownews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of Nownews Network), as well as their personal guarantees (see Note 14).	$465,962	$466,586

Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.5% per annum, the term started February 8, 2012 with the maturity date February 8, 2019, secured by a property owned by a Director of Nownews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of Nownews Network), as well as their personal guarantees (see Note 14).	414,965	439,957
	880,927	906,543
Current portion	(515,690)	(515,763)
Total	$365,237	$390,780

(a) This loan remains unpaid as of the date which the financial statements were available to be issued.

F-13

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The obligation under long-term debt is as follows:

As of June 30,	Amount
2015	$515,690
2016	50,986
2017	52,275
2018	53,597
2019	54,953
Thereafter	153,426
$880,927

Interest expense for the six months ended June 30, 2014 and 2013 amounted to $11,648 and $10,704, respectively.

NOTE 8: ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30,	December 31,
	2014	2013
Accrued payroll	$148,329	$236,553
Accrued employee benefits and pension expenses	140,663	88,813
Accrued legal settlement	87,847	105,715
Accrued bonus	73,025	66,037
Accrued consulting fees	31,302	30,789
Accrued office rent and management fees	30,433	14,630
Accrued taxes	14,039	10,085
Accrued server lease and maintenance	12,186	3,679
Other	60,496	58,523
Total	$598,320	$614,824

NOTE 9: INCOME TAX

Anguilla

Worldwide Media Investments Corp. and Sky Media are incorporated in Anguilla, which does not tax income.

Taiwan

Nownews Network and Nownews International are incorporated in Taiwan. The Taiwan Income Tax Law imposes a unified enterprise income tax rate of 17% on all enterprises with taxable income greater than approximately $3,941 (NT$120,000). No income tax liabilities existed as of June 30, 2014 and 2013 due to the Company’s continuing operating losses.

F-14

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Provision for income tax consists of the following:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Current
Taiwan	$-	$-	$-	$-
	-	-	-	-
Deferred
Taiwan
Non-current portion
Deferred tax asset for NOL carryforwards	(53,013)	(83,507)	(119,597)	(195,273)
Valuation allowance	53,013	83,507	119,597	195,273
Net changes in deferred income tax under non-current portion	-	-	-	-

Net deferred income tax expenses (benefit)	-	-	-	-

Total provision for income tax	$-	$-	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Six Months Ended June 30,
	2014	2013

Taiwan statutory income tax rate	17.0%	17.0%
Changes in valuation allowance	-17.0%	-17.0%
Effective income tax rate	0.0%	0.0%

Significant components of the Company’s deferred taxes as of June 30, 2014 and December 31, 2013 were as follows:

	June 30,	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$1,977,630	$1,860,524
Net differences in accounting for revenue and expenses	98,835	141,697
Total deferred tax assets	2,076,465	2,002,221
Less: Valuation allowance	(2,076,465)	(2,002,221)
Deferred tax assets, net	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. As of June 30, 2014 and December 31, 2013, the Company accrued 100% valuation allowance against its deferred tax assets based on the assessment of the probability of future realization.

NOTE 10: STOCKHOLDERS’ EQUITY

As of December 31, 2013, the Company was authorized to issue a total of 20,000,000 shares of common stock, par value $1.00 per share. On February 24, 2014, the Company increased its total authorized common shares to 100,000,000 shares.

F-15

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On June 4, 2013, the Company issued 17,000,000 common shares to Mr. Alan Chen as founder’s shares for no consideration exchanged. As a result, a discount on capital of $17,000,000 was recorded. On the same date, Mr. Chen conveyed 1,000,000 shares, 8,548,000 shares, 3,816,000 shares, and 3,636,000 shares to Legend Media Investments Co., Ltd., Pioneer Media Investments Co., Ltd., Intelligent Media Investments Co., Ltd., and Core Winner Investment Limited, respectively (collectively, the “Recipients”). All of the recipients are entities under Mr. Chen’s common control.

On September 16, 2013, the Company entered into a written Definitive Agreement with GIA Investments Corp. (“GIA”), an unrelated party (the “Definitive Agreement”). Pursuant to the provisions of the Definitive Agreement, the Company would acquire Nownews Network pursuant to a stock purchase agreement, and the Company will fund the operations of Nownews for a period of approximately 8 months. Additionally, the Company desires to be acquired by an unidentified company (defined in the Definitive Agreement as “Company A”), pursuant to a stock exchange agreement, and Company A will be a participant in the OTCQB. As specified in the Definitive Agreement, GIA intends to acquire 15% of the issued and outstanding shares of Company A’s common stock for $3,000,000, and the Company intends that its existing shareholders will acquire 84% of the issued and outstanding shares of Company A’s common stock.

Pursuant to the Definitive Agreement, during September through December 2013, GIA funded an aggregate of $1,522,388 to the Company, which was recorded as “Subscriptions received in advance” on the Company’s consolidated balance sheet as of December 31, 2013. On May 23, 2014, the Company issued 3,000,000 common shares to GIA for the proceeds received.

During September through December 2013, Sky Media, the Company’s wholly-owned subsidiary, acquired 7,999,945 common shares (or 66.3%) of Nownews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of Nownews Network prior to the above transaction. Since the Company and Nownews Network were both entities under Mr. Chen’s common control prior to the transaction, it was deemed a restructuring transaction (the “Restructuring Transaction”) and the $1,522,388 disbursed from Sky Media to Mr. Chen was recorded as a return of capital.

On May 4, 2012, Nownews Network’s Shareholders approved the reduction of capital in the amount of $2,348,089 (NT$71,000,000) through returning and cancelling 7,100,000 shares of its common stock, to mitigate the accumulated losses, effective May 4, 2012. On May 4, 2012, Nownews Network’s Board of Directors approved the issuance of its common stocks of 5,200,000 shares, effective May 15, 2012. On May 15, 2012, Nownews Network issued 2,340,000 shares of its common stock to seventeen (17) investors for cash in the amount of $791,878 (NT$23,400,000), or NT$10 per share. On May 15, 2012, Nownews Network’s Board of Directors approved the debt conversion to its equity of 2,860,000 common shares in the amount of $967,851 (NT$28,600,000, or NT$10 per share), which includes $291,033 (NT$8,600,000), $338,409 (NT$10,000,000), and $338,409 (NT$10,000,000) due to Ms. Chiu-li Tu, Mr. Alan Chen, and Chung-Hwa United Telecom Co., Ltd., respectively, all valued at NT$10 per share. Nownews Network filed the above changes of registered capital (File No. 10184781310) with the Taipei City Government on June 29, 2012.

On March 29, 2013, Nownews Network’s Board of Directors approved the issuance of its common stock in the amount of $907,552 (NT$26,800,000), or 2,680,000 shares, effective May 3, 2013. On May 3, 2013, Nownews Network’s Board of Directors approved the aforementioned 2,680,000 shares to be issued to Mr. Alan Chen and Ms. Chiu-li Tu through debt conversion in the amount of $453,776 (NT$13,400,000, or 1,340,000 shares) and $453,776 (NT$13,400,000, or 1,340,000 shares), respectively, all valued at NT$10 per share. Nownews Network filed the above changes of registered capital (File No. 10284576910) with the Taipei City Government on June 10, 2013.

On October 1, 2013, Nownews Network’s Board of Directors approved the issuance of common stocks in the amount of $1,385,768 (NT$40,700,000, or 4,070,000 shares), effective November 4, 2013. On November 4, 2013, Nownews Network issued 1,200,000 shares to Mr. Alan Chen for cash in the amount of $408,580 (NT$12,000,000), or NT$10 per share. On November 4, 2013, Nownews Network’s Board of Directors approved the debt conversion to equity of 2,870,000 common shares in the amount of $977,188 (NT$28,700,000, or NT$10 per share), which includes $330,269 (NT$9,700,000, or 970,000 shares) and $646,919 (NT$19,000,000, or 1,900,000) shares to Mr. Alan Chen and Ms. Chiu-li Tu, respectively, all valued at NT$10 per share. Nownews Network filed the above changes of registered capital (File No. 10289599610) with the Taipei City Government on November 25, 2013.

F-16

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 11: NON-CONTROLLING INTEREST

In August 2013, Nownews Network established Nownews International as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of Nownews Network, and one other shareholder, owns 10% and 35% of Nownews International, respectively.

During September through December 2013, Sky Media acquired 66.3% of Nownews Network from Mr. Alan Chen. Mr. Chen owned 84.3% of common stock of Nownews Network prior to the Restructuring Transaction.

Non-controlling interest consisted of the following:

	June 30,	December 31,
	2014	2013
Beginning balance	$(306,870)	$-
Effect of restructuring	-	636,819
Subsidiary interest acquired by non-controlling interest	-	75,427
Net loss attributed to non-controlling interest	(243,789)	(1,019,724)
Other comprehensive (income) loss attributable to non-controlling interest	(2,395)	608
Ending balance	$(553,054)	$(306,870)

NOTE 12: COMMITMENTS AND CONTINGENCIES

(1) Operating commitments

Operating commitments consist of leases for office space, business use car, and copy machines under various operating lease agreements which expire in November, 2017.

Operating lease agreements generally contain renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company's obligations under various operating leases are as follows:

As of June 30,	Amount
2015	$247,328
2016	238,092
2017	119,762
2018	2,047
2019	-
Thereafter	-
Total minimum payments	$607,229

The Company incurred rent expenses of $61,348 and $77,850 for the three months ended June 30, 2014 and 2013, respectively. The Company incurred rent expenses of $119,195 and $155,909 for the six months ended June 30, 2014 and 2013, respectively.

(2) Litigation

Defamation and General Matters

From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

F-17

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Wang Matter

On April 4, 2010, Ms. Mei-hsin Wang filed a claim against Nownews Network in the Taiwan Taipei District Court (the “Taipei District Court”) in connection to a news article Nownews Network purchased from Eastern Television Co., Ltd. (“ETTV”). Ms. Wang claims that the news article published on Nownews Network’s website contained a false statement that harms the reputation of Ms. Wang. Ms. Wang seeks approximately $66,051 (NT$2 million) in compensatory damages and newspaper apology from ETTV and Nownews Network. On July 8, 2011, the Taipei District Court entered a judgment of first instance against ETTV and Nownews Network in the amount of approximately $19,815 (NT$600,000).

On August 8, 2011, Nownews Network appealed against the judgment of first instance to the Taiwan Superior Court (the “Superior Court”). On November 13, 2013, the Superior Court reversed the judgment of first instance and entered the judgment of second instance that Nownews Network and ETTV shall pay the plaintiff approximately $9,907 (NT$300,000) and $9,907 (NT$300,000), respectively, and apologize on the newspapers specified.

In November, 2013, Nownews Network filed a motion in the Supreme Court against the judgment of second instance. The Supreme Court denied the motion on December 19, 2013. Nownews Network accrued contingent loss of approximately $9,907 (NT$300,000) for the year ended December 31, 2010. In addition, Nownews Network accrued expenses related to the newspaper apology during the year ended December 31, 2013 in the amount of approximately $23,585 (NT$700,000).

Election Matter

On March 7, 2013, Nownews Network received a letter from Taichung City Election Commission indicating the content of a news article published by Nownews Network on January 17, 2013 appears to violate the Civil Servants Election And Recall Act of Taiwan On October 4, 2013, the Central Election Commission (the “CEC”) determined that Nownews Network violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,853 (NT$500,000) and $16,853 (NT$500,000) on Nownews Network and Mr. Shu-sen Chang, Nownews Network’s legal representative and Chairman, respectively.

On November 4, 2013, Nownews Network filed an appeal in the Administrative Appeal Committee under the Executive Yuan of Taiwan government against the decision of CEC based on the Taiwan Administrative Appeal Act. The Administrative Appeal Committee denied Nownews Network’s appeal on February 14, 2014. Nownews Network accrued contingent loss of approximately $33,706 (NT$1,000,000) during the six months ended June 30, 2013.

Election Matter (Yamedia)

The news article published on January 17, 2013, as described in Election Matter was published simultaneously by one of Nownews Network’s customers, Yamedia Inc. (“Yamedia”) based on the sales agreement between Yamedia and Nownews Network. According to the agreement, if the news content provided by Nownews Network violates any regulations or infringes on any copyrights, Nownews Network shall be responsible for any losses Yamedia may occur.

On October 8, 2013, the CEC determined that Yamedia violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,853 (NT$500,000) and $16,853 (NT$500,000) on Yamedia and the legal representative of Yamedia, respectively. Based on the above terms in the sales agreement, Nownews Network shall compensate the losses of approximately $33,706 (NT$1,000,000) for such penalty. Nownews Network accrued contingent loss of approximately $33,706 (NT$1,000,000) during the six months ended June 30, 2013.

Lai Matter

On July 11, 2014, Ms. Xiu-qing Lai filed a claim against Nownews Network and five other companies (the “Five Companies”) who are unrelated to the Company, in the Taiwan Tainan District Court (the “Tainan District Court”) in connection to a news article edited by Nownews Network and published on July 19, 2012 on the website of Nownews Network and five other websites owned by the Five Companies, respectively. Ms. Lai claims that the news article contained a false statement that harms the reputation of Ms. Lai. Ms. Lai seeks approximately $18,219 (NT$550,000) in compensatory damages from Nownews Network, $57,969 in aggregate from (NT$1,750,000) the Five Companies, and newspaper apologies from Nownews Network and the Five Companies. Based on the agreements entered by Nownews Network and the Five Companies, if any news content provided by Nownews Network violates any regulations or infringes on any copyrights, Nownews Network shall be responsible for any losses that may occur.

F-18

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

As of the date of report, this legal matter remained unsettled in the Tainan District Court. Nownews Network has accrued $59,625 (NT$1,800,000) of contingent loss in connection to this lawsuit settlement during the six months ended June 30, 2014 based on management’s assessment.

NOTE 13: DISCONTINUED OPERATIONS

On December 27, 2013, Nownews Network’s Board of Directors approved the termination of operations of Nownews Network’s 55% owned subsidiary, Nownews International (see Note 1). The results of the subsidiary have been presented as a discontinued operation in the statements of income and comprehensive income. Operating results for the discontinued business are presented in the following tables:

For The Six Months Ended
June 30, 2014
Net revenue	$-
Cost of goods sold	-
Selling, general, and administrative expenses	(8,637)
Loss before income taxes	(8,637)
Income taxes	-
Net loss	$(8,637)

Net assets of discontinued operations as of June 30, 2014 were as follows:

As of June 30, 2014
Cash & cash equivalents	$4,360
Accounts receivable, net	251
Advance to suppliers	56,984
Other current assets	11,628
Current assets	$73,223
Accounts payable	176
Accrued expenses	417
Due from related parties	83,087
Current liabilities	$83,680

NOTE 14: RELATED PARTY TRANSACTIONS

Transactions

	For the Six Months Ended June 30,
	2014	2013
Sales to Chunghwa Wideband Best Network Co., Ltd.	$10,099	$117,864
Sales to Chunghwa United International Development Co., Ltd.	2,917	-
Total	$13,016	$117,864

F-19

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Mr. Alan Chen, the sole director and controlling beneficiary shareholder of the Company, and a current Director and the former Chairman of Nownews Network, is also the Chairman and legal representative of Chunghwa Wideband Best Network Co., Ltd. and Chunghwa United International Development Co., Ltd. The primary services provided by Nownews Network to Chunghwa Wideband Best Network Co., Ltd. was advertisement space on Nownews Network’s website and broadcasting right of the films and news articles owned by Nownews Network.

Due from related parties

	June 30,	December 31,
	2014	2013
Due from Chunghwa Wideband Best Network Co., Ltd.	$136,536	$144,213
Due from Youchu International Digital Technology Co., Ltd.	6,696	6,704
Due from Chunghwa United International Development Co., Ltd.	3,095	-
Due from Chunghwa United Co., Ltd.	2,210	2,213
Due from Wowtoday Co., Ltd.	1,758	-
Due from Ms. Chiu-li Tu	-	85,824
Due from Mr. Alan Chen	-	9,772
Due from Jin Hao Kang Marketing Co., Ltd.	-	2,213
Total	$150,295	$250,939

Mr. Alan Chen is the sole director and controlling beneficiary of the Company, and a current Director and the former Chairman of Nownews Network. Ms. Chiu-li Tu is currently the Director of Supervisory Committee of Nownews Network. Mr. Chen and Ms. Tu are husband and wife. Mr. Alan Chen is the Chairman and legal representative of Chunghwa Wideband Best Network Co., Ltd, Youchu International Digital Technology Co., Ltd., and Chunghwa United International Development Co., Ltd. Ms. Chiu-li Tu is the Chairman, Director, and legal representative of Chunghwa United Co., Ltd. and Jin Hao Kang Marketing Co., Ltd. Wowtoday Co., Ltd. is owned by a family member of the shareholder who holds 35% of Nownews International (see Note 1). Due from related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

Due to related parties

	June 30,	December 31,
	2014	2013
Due to Mr. Alan Chen	$407,075	$-
Due to Ms. Chiu-li Tu	323,540	-
Due to Jin Hao Kang Marketing Co., Ltd.	2,812
Due to Hwalian International Business Co., Ltd.	-	5,707
Due to Chunghwa United International Development Co., Ltd.	-	803
	$733,427	$6,510

Mr. Alan Chen, the sole director and controlling beneficiary shareholder of the Company. Ms. Chiu-li Tu is currently the Director of Supervisory Committee of the Company. Mr. Chen and Ms. Tu are husband and wife. Mr. Alan Chen is the Chairman and legal representative of Hwalian International Business Co., Ltd. and Chunghwa United International Development Co., Ltd. Ms. Chiu-li Tu is the Chairman, Director, and legal representative of Jin Hao Kang Marketing Co., Ltd. Due to related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

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WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Guarantees

As of June 30, 2014 and December 31, 2013, Mr. Chen and Ms. Tu provided personal guarantees on long-term loans obtained by Nownews Network. In addition, the property collateralized for the long-term loans is owned by Mr. Chen and Ms. Tu (see Note 7).

NOTE 15: SUBSEQUENT EVENT

Management has evaluated subsequent events through November 14, 2014, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2014 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.

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